UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 25, 2007
3COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12867 (Commission File Number)	94-2605794 (IRS Employer Identification No.)
350 Campus Drive
Marlborough, Massachusetts
01752
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (508) 323-1000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
3Com Corporation is filing this Current Report on Form 8-K to report entry into the following material amendment to an existing material definitive agreement:
Amended and Restated Credit and Guaranty Agreement
Background. On March 22, 2007, H3C Holdings Limited (the “Borrower”), an indirect wholly-owned subsidiary of 3Com Corporation, entered into a Credit and Guaranty Agreement dated as of March 22, 2007 among H3C Holdings Limited, as Borrower, 3Com Corporation, 3Com Holdings Limited and 3Com Technologies, as Holdco Guarantors, various Lenders, Goldman Sachs Credit Partners L.P., as Mandated Lead Arranger, Bookrunner, Administrative Agent and Syndication Agent (“GSCP”), and Industrial and Commercial Bank of China (Asia) Limited, as Collateral Agent (the “Existing Credit Agreement”). Under the Existing Credit Agreement, on March 28, 2007 the Borrower borrowed $430 million (the “Existing Loan”) to finance a portion of the purchase price for our March 29, 2007 acquisition (the “Acquisition”) of 49% of our China-based joint venture, H3C Technologies Co., Limited (“H3C”), from an affiliate of Huawei Technologies.
Amended Loan. As previously disclosed, we and GSCP agreed to continue loan syndication efforts which we disclosed could result in amendments to the Existing Loan. In furtherance of these efforts, on May 25, 2007, the parties amended and restated the Existing Credit Agreement in order to, among other things, convert the Existing Loan into two tranches with different principal amortization schedules and different interest rates, as further described below (the “A&R Loans”). The other provisions of the Existing Credit Agreement, including covenants, collateral, temporary guarantees and other provisions, remain largely unchanged. The parties expect to close the A&R Loans on May 31, 2007, subject to customary closing conditions. For the sake of clarity, 3Com and its H3C subsidiary are not borrowing additional funds under the A&R Loans. Other than with respect to transaction fees and expenses, the consummation of the closing of the A&R Loans will result in fund transfers solely among existing and new lenders.
The A&R Loans are subject to the terms and conditions of an Amended and Restated Credit and Guaranty Agreement dated as of May 25, 2007 and effective as of May 31, 2007 among H3C Holdings Limited, as Borrower, 3Com Corporation, 3Com Holdings Limited and 3Com Technologies, as Holdco Guarantors, H3C, as a Guarantor, various Lenders, GSCP, as Mandated Lead Arranger, Bookrunner, Administrative Agent and Syndication Agent, and Industrial and Commercial Bank of China (Asia) Limited, as Collateral Agent (the “A&R Credit Agreement”). The summary of the A&R Loans contained in this Current Report on Form 8-K is subject in all respects to the actual terms and conditions set forth in the A&R Credit Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.
Material Changes to Existing Credit Agreement. The material changes to the Existing Credit Agreement primarily consist of a restructuring of the Existing Loan (that matures in 2012) into two tranches with different principal amortization schedules and different interest rates. The first tranche, the “Tranche A Term Facility,” matures in 2010 and its aggregate principal amount of $230 million is payable as to 40% in year one and then evenly (20% per year) over the succeeding three years. The second tranche, the “Tranche B Term Facility,” matures in 2012 and its $200 million principal amount is payable primarily in its fourth (10%) and fifth (86%) years.
Moody’s Investors Service has assigned a Ba2 rating to the A&R Loans and a Ba2 corporate family rating (stable outlook) to H3C Holdings Limited. Standard & Poor’s Ratings Services assigned the A&R Loans a ‘BB’ rating (with a recovery rating of ‘1’) and assigned a BB- corporate credit rating (stable outlook) to H3C Holdings Limited. We are required to maintain a rating from each of these agencies during the term of the A&R Loans.
A summary of the material differences between the Existing Loan and the A&R Loans follows:
Principal Amortization Schedule. The Existing Loan will mature in five and a half years in 2012, and its principal amounts are payable in annual installments ranging from $32.25 million to $96.75 million. Under the A&R Loans, the Tranche A Term Facility and Tranche B Term Facility will amortize as follows:
Tranche A Term Facility

	Amortization
Date	Percentage	Amortization Amount
September 28, 2007	40%	$92,000,000
September 28, 2008	20%	$46,000,000
September 28, 2009	20%	$46,000,000
September 28, 2010	20%	$46,000,000
Tranche B Term Facility

	Amortization
Date	Percentage	Amortization Amount
September 28, 2007	1%	$2,000,000
September 28, 2008	1%	$2,000,000
September 28, 2009	1%	$2,000,000
September 28, 2010	1%	$2,000,000
September 28, 2011	10%	$20,000,000
September 28, 2012	86%	$172,000,000
Interest. Like the Existing Loan, all amounts outstanding under the Tranche A Term Facility will bear interest, at the Borrower’s option, at the (i) LIBOR, or (ii) Base Rate (i.e., prime rate), in each case plus the applicable margin percentage set forth in the grid set forth below, which is based on a “leverage ratio” of consolidated indebtedness of the Borrower and its subsidiaries to EBITDA (as defined in the A&R Credit Agreement, and calculated to exclude certain one-time nonrecurring charges) for the relevant twelve-month period:

Leverage Ratio	LIBOR +	Base Rate +
> 3.0:1.0	2.25%	1.25%
≤ 3.0:1.0 but > 2.0:1.0	2.00%	1.00%
≤ 2.0:1.0 but > 1.0:1.0	1.75%	0.75%
≤ 1.0:1.0	1.50%	0.50%
All amounts outstanding under the Tranche B Term Facility will bear interest, at the Borrower’s option, at the (i) LIBOR plus 3.00% or (ii) Base Rate (i.e., prime rate) plus 2.00%.
The Borrower believes that the interest will generally be based on LIBOR, and the initial applicable margin percentage on the Tranche A Term Facility will be 2.00%.

A default rate shall apply on all obligations in the event of default under the A&R Loans at a rate per annum of 2% above the applicable interest rate. Interest is payable on a semi-annual basis on each March 28 and September 28, commencing September 28, 2007.
Remaining Provisions Largely Unchanged. The following is a summary of the remaining terms of the A&R Loans, which remain largely unchanged from those of the Existing Loan.
General. The Borrower’s principal asset is 100% of the shares of H3C. Covenants and other restrictions under the A&R Loans generally apply to the Borrower and its subsidiaries, which we refer to as the “H3C Group.” The H3C Group is essentially 3Com’s H3C segment. 3Com’s SCN segment is not generally subject to the terms of the Credit Agreement, other than the parental guarantees described elsewhere in this Form 8-K.
Required payments under the loan are generally expected to be serviced by cash flows from the H3C Group and the loan is secured by assets at the H3C level, as well as the parental guarantees (which are expected to be released after H3C effects a successful capital reduction).
Principal Prepayments. The A&R Loans may be prepaid in whole or in part without premium or penalty. The Borrower will be required to make mandatory prepayments of principal on the loan using net proceeds from H3C Group (i) asset sales, (ii) insurance proceeds and (iii) equity offerings or debt incurrence. In addition, the Borrower will be required to make annual prepayments in an amount equal to 75% of “excess cash flow” (as defined in the A&R Credit Agreement) of the H3C Group. This percentage will decrease to the extent that the Borrower’s leverage ratio is lower than specified amounts. Any excess cash flow amounts not required to prepay the loan may be distributed to and used by 3Com Corporation’s SCN segment, provided certain conditions are met. The parties have agreed on certain baskets and exceptions to the foregoing.
Fees. The Borrower will pay customary fees, although the fees for the A&R Loans are less than the fees paid under the Existing Loans (which partially offsets the slightly higher blended interest rates of the A&R Loans when compared to the Existing Loans). The existing commitment letter between us and GSCP provided GSCP with standard and customary rights to increase the interest rate on the Existing Loan (subject to a specified cap) if reasonably necessary to support further syndication. With the closing of the A&R Loans, this right expires. An affiliate of GSCP acted as our financial advisor in connection with the Acquisition and received customary fees in connection therewith.
Guarantees. H3C and all other existing and future subsidiaries of the Borrower (other than PRC subsidiaries or small “excluded subsidiaries”) will guarantee all obligations under the A&R Loans and are referred to as “Guarantors.” Additionally, 3Com Corporation, 3Com Holdings Limited and 3Com Technologies, will also guarantee all obligations under the A&R Loans for a period of time; these entities are referred to as “Parent Guarantors” and shall not be considered “Guarantors.”
Security. The A&R Loans, each guarantee of the Guarantors and any interest rate or currency hedging obligations of the Borrower owed to a lender or its affiliates will be secured by (1) first priority security interests in all assets of the Borrower and the Guarantors (currently only H3C), including bank accounts, and (2) a first priority security interest in 100% of the capital stock of the Borrower and H3C and, to the extent government approval is received, the PRC subsidiaries of H3C.
Restrictions and Covenants. The A&R Credit Agreement contains a number of customary covenants, including four financial covenants and limitations on the H3C Group’s ability to, among other things:
•	incur additional indebtedness;

•	grant liens and other encumbrances;

•	prohibit the creation of liens;

•	pay dividends or make other distributions on its stock;

•	redeem or repurchase stock;

•	restrict subsidiary dividends and distributions;

•	make loans and other investments;

•	enter into sale and leaseback transactions;

•	guarantee obligations of third parties;

•	sell subsidiaries;

•	undertake mergers, acquisitions or asset dispositions;

•	liquidate, wind-up or dissolve;

•	enter into transactions with affiliates other than on terms no less favorable than third party terms; and

•	make changes to the business activities we conduct.
Standard exceptions apply. Some of the material covenants are summarized below.
Financial Covenants. The H3C Group is subject to four financial covenants. The Borrower must maintain a minimum debt service coverage, minimum interest coverage, maximum capital expenditures and a maximum total leverage ratio.
Affirmative Covenants. The A&R Credit Agreement contains financial statement delivery requirements and other customary covenants such as maintenance of existence and insurance, payment of taxes and compliance with laws.
Negative Covenants. Negative covenants restrict, among other things, (i) the incurrence of indebtedness by the Borrower and its subsidiaries, (ii) the making of dividends and distributions to 3Com’s SCN segment and (iii) the ability to make investments including in new subsidiaries, (iv) the ability to undertake mergers and acquisitions and (v) sales of assets. In each case, exceptions have been agreed. H3C and 3Com may integrate their respective businesses provided that after such integration or series of related events the financial impact to the Borrower is accretive. Also, cash dividends from the PRC subsidiaries to H3C, and H3C to the Borrower, will be subject to restricted use pending payment of principal, interest and excess cash flow prepayments. Amounts sent to H3C by dividend from the PRC subsidiaries shall be restricted to permitted short-term investments and may not be used in the business except that such amounts that exceed what is required for the next year of principal, interest and excess cash flow payments will not be restricted.
Events of Default. The A&R Credit Agreement includes events of default, including, but not limited to, the following:
•	failure to make principal, interest, excess cash flow or other payments when due;

•	failure to make payments on other debt;

•	violation of covenants;

•	breaches of representations and warranties;

•	defaults in obligations under the security or other credit documents;

•	events of bankruptcy;

•	unsatisfied material judgments;

•	dissolution;

•	failure to meet certain requirements imposed on pension plans by the Internal Revenue Code or ERISA;

•	change of control at the H3C Group level;

•	impairment of the collateral for the loan; and

•	invalidity of the guarantees.
Some of these events of default allow for grace periods and materiality limitations. Upon an Event of Default, all obligations under the A&R Credit Agreement become immediately due and payable.
Amendments and waivers. The A&R Credit Agreement generally requires Lenders holding over 50% of the principal amount of the loan to approve amendments and waivers.
Inter-company agreements. The A&R Credit Agreement provides that, except as otherwise agreed, arrangements between H3C and the other parts of 3Com, such as our SCN segment, must generally be on terms no less favorable to H3C than H3C could get from an independent third party.
Indemnity. We have agreed to indemnify and hold harmless the Lenders from any losses, liabilities, claims, damages or expenses arising out of or in connection with the A&R Loans, among other things.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 2.03.
Safe Harbor
This Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our proposed A&R Loans, including our intent to close this loan. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to: our ability to consummate the loan and meet the remaining closing conditions for the transaction; and other risks detailed in our filings with the SEC, including those discussed in our quarterly report filed with the SEC on Form 10-Q for the quarter ended March 2, 2007. 3Com Corporation does not intend, and disclaims any obligation, to update any forward-looking information contained in this Form 8-K or with respect to the announcements described herein.
ITEM 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit
Number	Description
10.1	Amended and Restated Credit and Guaranty Agreement dated as of May 25, 2007 and effective as of May 31, 2007 among H3C Holdings Limited as Borrower; 3Com Corporation, 3Com Holdings Limited and 3Com Technologies as Holdco Guarantors; H3C, as a Guarantor, various Lenders; GSCP, as Mandated Lead Arranger, Bookrunner, Administrative Agent and Syndication Agent; and Industrial and Commercial Bank of China (Asia) Limited, as Collateral Agent

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION
Date: May 25, 2007	By:	/S/ DONALD M. HALSTED, III
Donald M. Halsted, III
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Amended and Restated Credit and Guaranty Agreement dated as of May 25, 2007 and effective as of May 31, 2007 among H3C Holdings Limited as Borrower; 3Com Corporation, 3Com Holdings Limited and 3Com Technologies as Holdco Guarantors; H3C, as a Guarantor, various Lenders; GSCP, as Mandated Lead Arranger, Bookrunner, Administrative Agent and Syndication Agent; and Industrial and Commercial Bank of China (Asia) Limited, as Collateral Agent